John Hancock Bond Trust
John Hancock California Tax-Free Income Fund
John Hancock Capital Series
John Hancock Current Interest
John Hancock Funds III
John Hancock Investment Trust
John Hancock Investment Trust II
John Hancock Investment Trust III
John Hancock Municipal Securities Trust
John Hancock Series Trust
John Hancock Sovereign Bond Fund
John Hancock Strategic Series
John Hancock Tax-Exempt Series Fund
(each a “Trust”)
POWER OF ATTORNEY
     The undersigned does hereby constitute and appoint John J. Danello, Kinga Kapuscinski, Thomas M. Kinzler, Nicholas J. Kolokithas, Julie B. Lyman, Patricia A. Morisette, Christopher Sechler, Betsy Anne Seel, Steven Sunnerberg and Andrew Wilkins, each individually, his true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”) with power of substitution or re-substitution, in any and all capacities, including without limitation in the applicable undersigned’s capacity as president of each Trust, in the furtherance of the business and affairs of each Trust: (i) to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended (collectively the “Acts”), and any other applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission (“SEC”) in respect thereof, in connection with the filing and effectiveness of the Trust’s Registration Statement on Form N-1A regarding the registration of each Trust or series thereof or its shares of beneficial interest, and any and all amendments thereto, including without limitation any reports, forms or other filings required by the Acts or any other applicable federal securities laws, or rules, regulations or requirements of the SEC; and (ii) to execute any and all state regulatory or other required filings, including all applications with regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, each Trust. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be revocable with respect to an undersigned at any time by a writing signed by such undersigned and shall terminate automatically if the undersigned ceases to be a Trustee or Officer of the Trust.
Dated: December 6, 2011

Name	Signature	Title

Keith F. Hartstein	/s/ Keith F. Hartstein	President and Chief Executive Officer

Charles A. Rizzo	/s/ Charles A. Rizzo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

James F. Carlin	/s/ James F. Carlin	Trustee

William H. Cunningham	/s/ William H. Cunningham	Trustee

Deborah C. Jackson	/s/ Deborah C. Jackson	Trustee

Stanley Martin	/s/ Stanley Martin	Trustee

Patti McGill Peterson	/s/ Patti McGill Peterson	Trustee

Hugh McHaffie	/s/ Hugh McHaffie	Trustee
John A. Moore	/s/ John A. Moore	Trustee

Steven R. Pruchansky	/s/ Steven R. Pruchansky	Trustee

Gregory A. Russo	/s/ Gregory A. Russo	Trustee

John G. Vrysen	/s/ John G. Vrysen	Trustee